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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) Of The SECURITIES
EXCHANGE ACT OF 1934


Date of Report:                      March 22, 1994

Exact name of registrant
as specified in its charter:         BELL ATLANTIC CORPORATION

Commission File No.:                 1-8606

State of Incorporation:              Delaware

IRS Employer Identification No.:     23-2259884

Address of principal
executive offices:                   1717 Arch Street
                                     Philadelphia, Pennsylvania
Zip Code                             19103

Registrant's telephone number,
including area code:                 (215) 963-6000

Former name or former address,
if changed since last report:        N/A

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Item 5.  Other Events.

     Attached as an exhibit hereto is a copy of a press release issued by Bell Atlantic Corporation (the Company) dated March 22,
1994 announcing an increase in the Company's quarterly dividend from $.67 to $.69 per share.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (20)   Press Release dated March 22, 1994


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


BELL ATLANTIC CORPORATION


By:  /William O. Albertini/
    William O. Albertini
    Vice President and Chief
    Financial Officer


Date: March 22, 1994



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Bell Atlantic Corporation
File No.  1-8606


INDEX TO EXHIBITS

The exhibit identified below is files as an exhibit hereto


Exhibit No.             Description


  (20)                  Press Release dated
                         March 22, 1994